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                                UINTED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                                Date of Report
                      (Date of earliest event reported):
                               October 12, 2004


                      THE BANK OF NEW YORK COMPANY, INC.
                      ----------------------------------
            (exact name of registrant as specified in its charter)


                                   NEW YORK
                                   --------
                (State or other jurisdiction of incorporation)


                 001-06152                          13-2614959
                 ---------                          ----------
       (Commission file number)      (I.R.S. employer identification number)


        One Wall Street, New York, NY                10286
        -----------------------------                -----
   (Address of principal executive offices)        (Zip code)


                                  212-495-1784
                                  ------------
                        (Registrant's telephone number,
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.03   Creation of a Direct Financial Obligation of a Registrant.
            ----------------------------------------------------------

     On October 12, 2004, an indirect subsidiary of The Bank of New York Company, Inc. (the "Company") issued the Sterling equivalent of $1 billion of secured long-term debt to an investor bearing interest at a rate of 4.4% per annum and maturing in 2010, unless terminated earlier. Approximately $1 billion of investment grade securities have been pledged as collateral.

     In addition to events which would customarily be applicable, the debt can be terminated early by either party upon 90 days notice, upon the failure of the parties to agree on the interest rate for the last three years of its term, upon the occurrence of certain legal, accounting, regulatory, or tax changes, or upon The Bank of New York not being at least adequately capitalized.



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                                   SIGNATURE
                                   ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 12, 2004

                                       THE BANK OF NEW YORK COMPANY, INC.
                                       (Registrant)


                                       By:  /s/ Bruce W. Van Saun
                                            ---------------------
                                       Name:   Bruce W. Van Saun
                                       Title:  Senior Executive Vice President
                                                 and Chief Financial Officer